Exhibit 99.(n)

AIP SERIES TRUST

Rule 18f-3

Multiple Class Plan

AIP Series Trust (the “Fund”), a registered open-end management investment company with separate series, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each portfolio listed on Schedule A hereto as such Schedule A may be amended from time to time (each a “Portfolio” and, collectively, the “Portfolios”).

A.                                    Attributes of Share Classes

1.                                      The rights of each class of shares of the Portfolios shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Fund’s Board of Trustees and as attached hereto as Exhibits.

2.                                      With respect to each class of shares created hereunder, each share of a Portfolio will represent an equal pro rata interest in the Portfolio and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in each Portfolio’s Prospectus; (iii) each class will separately bear any distribution or shareholder service fees that are payable in connection with a distribution and/or shareholder services plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “12b-1 Plan”), and separately bear any service fees (“service fees”) that may be paid for the provision of “personal service and/or the maintenance of shareholder accounts as provided for in Section 2830(b)(9) of the Financial Industry Regulatory Authority (“FINRA”) Conduct Rules, which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Portfolio’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.                                    Expense Allocations

Expenses incurred by a Portfolio are allocated among the various classes of shares pro rata based on the net assets of the Portfolio attributable to each class, except that 12b-1 fees, service fees or Class Expenses relating to a particular class are allocated directly to that class.

C.                                    Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board of Trustees of the Fund.

The Board of Trustees of the Fund, including a majority of the Trustees who are not “interested persons” of the Fund as defined in the 1940 Act must approve any material amendment of the Plan as it relates to any class of any Portfolio covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Fund, must find that the amendment is in the best interests of each class individually and the Fund as a whole.

Exhibit A

AIP SERIES TRUST

CERTIFICATE OF CLASS DESIGNATION

Class A Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class A shares are sold with a front-end sales load (“FESL”) and are subject to a 12b-1 shareholder service fee. The schedule of sales charges applicable to a Portfolio and the circumstances under which the sales charges are subject to reduction are set forth in each Portfolio’s Prospectus. As stated in each Portfolio’s current prospectus, Class A shares may be purchased at net asset value (without a FESL): (i) in the case of certain large purchases of such shares; and (ii) by certain limited categories of investors, in each case, under the circumstances and conditions set forth in each Portfolio’s Prospectus.

The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Portfolio’s average daily net assets attributable to Class A shares. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                      Eligibility of Purchases

Class A shares generally require a minimum initial investment of $2,500.

3.                                      Exchange Privileges

Class A shares of each Portfolio may be exchanged for Class A shares of each other Portfolio of the Fund (once available) in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                      Voting Rights

Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a 12b-1 plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class A shareholders differ from the interests of holders of any other class.

Exhibit B

AIP SERIES TRUST

CERTIFICATE OF CLASS DESIGNATION

Class C Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class C shares are sold without a FESL, but will in most cases be subject to a CDSC of 1.00% on redemptions made within one year after purchase. Further information relating to the CDSC is set forth in paragraph 5 below.  The Fund, on behalf of the applicable Portfolio, will make monthly payments to the Distributor under the Distribution and Shareholder Services Plan approved by the Board of Trustees at an annual rate of up to 1.00% of each Portfolio’s average daily net assets attributable to Class C shares, of which 0.25% shall be a shareholder services fee. The shareholder services fee may be paid for the provision of “personal service and/or the maintenance of shareholder accounts” as provided for in Section 2830(b)(9) of the FINRA Conduct Rules, including (i) expenditures for overhead and other expenses of the Distributor and other affiliated and unaffiliated broker-dealers, (ii) telephone and other communications expenses relating to the provision of shareholder services and (iii) compensation to and expenses of financial advisors and other employees of the Distributor and other affiliated and unaffiliated broker-dealers for the provision of shareholder services.

2.                                      Eligibility of Purchases

Class C shares generally require a minimum initial investment of $2,500.

3.                                      Exchange Privileges

Class C shares of each Portfolio may be exchanged for Class C shares of each other Portfolio of the Fund (once available) in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                      Voting Rights

Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a 12b-1 plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class C shareholders differ from the interests of holders of any other class.

5.                                      Contingent Deferred Sales Charge

Any applicable CDSC is calculated based upon the lesser of net asset value of the shares at the time of purchase or at the time of redemption. The CDSC does not apply to amounts representing an increase in share value due to capital appreciation and shares acquired through the reinvestment of dividends or capital gains distributions. The CDSC schedule applicable to a Portfolio and the circumstances in which the CDSC is subject to waiver are set forth in each Portfolio’s Prospectus.

Exhibit C

AIP SERIES TRUST

CERTIFICATE OF CLASS DESIGNATION

Class I Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class I shares are sold without a sales charge and are not subject to any Rule 12b-1 fee or service fees.

2.                                      Eligibility of Purchasers

Class I shares generally require a minimum initial investment of $1,000,000.

3.                                      Exchange Privileges

Class I shares of each Portfolio may be exchanged for Class I shares of each other Portfolio of the Fund (once available) in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                      Voting Rights

Each Class I shareholder will have one vote for each full Class I share held and a fractional vote for each fractional Class I share held. Class I shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I (such as a 12b-1 plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I shareholders differ from the interests of holders of any other class.

Exhibit D

AIP SERIES TRUST

CERTIFICATE OF CLASS DESIGNATION

Class IS Shares

1.                                      Class-Specific Distribution Arrangements; Other Expenses

Class IS shares are sold without a sales charge and are not subject to any Rule 12b-1 fee or service fees.

2.                                      Eligibility of Purchases

Class IS shares generally require a minimum initial investment of $1,000,000.  Class IS shares are only offered to direct institutional investors.

3.                                      Exchange Privileges

Class IS shares of each Portfolio may be exchanged for Class IS shares of each other Portfolio of the Fund (once available) in accordance with the procedures disclosed in each Portfolio’s Prospectus and subject to any applicable limitations resulting from the closing of Portfolios to new or existing investors.

4.                                      Voting Rights

Each Class IS shareholder will have one vote for each full Class IS share held and a fractional vote for each fractional Class IS share held. Class IS shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class IS (such as a 12b-1 plan or service agreement relating to Class IS), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class IS shareholders differ from the interests of holders of any other class.

AIP SERIES TRUST

Schedule A

(updated as of May 28, 2014)

1.              AIP Dynamic Alternative Strategies Fund

2.              AIP Dynamic Alpha Capture Fund